SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010

PEOPLES FEDERAL BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34801	27-2814821
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

435 Market Street, Brighton, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 254-0707

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements with Messrs. Sullivan, Jr., Leetch, Jr., Gavin, and Lake.  On September 21, 2010, Peoples Federal Bancshares, Inc. (the “Company”) entered into Employment Agreements (the “Agreements”) with Maurice H. Sullivan, Jr., Chief Executive Officer and Chairman of the Board, Thomas J. Leetch, Jr., President and Chief Operating Officer, James J. Gavin, Executive Vice President, and Christopher Lake, Senior Vice President and Chief Financial Officer (each an “Executive” and collectively, the “Executives”), effective September 21, 2010 (the “Effective Date”).

Under the terms of the Agreements, Messrs. Sullivan, Jr., Leetch, Jr., Gavin and Lake will receive annual salaries of $386,160, $386,160, $237,100 and $190,440, respectively.  The board of directors of the Company will review annually the rate of each Executive’s base salary; provided that no such action will reduce the rates of base salaries below the rates in effect on the Effective Date.  The Executives will be entitled to participate in incentive compensation programs, employee benefit plans and programs, regular vacation and paid legal holidays, and certain fringe benefits.  The Agreements for each of Mr. Leetch and Sullivan provide for the use of an automobile leased or owned by the Company or Peoples Federal Savings Bank (the “Bank”) and a cellular phone the business use of which will be paid or reimbursed by the Company or the Bank.  In addition, the Agreements for each of Mr. Leetch and Sullivan provide that, in the event the Executive terminates employment on or after age 65, the executive and his wife will be entitled to participate in a supplemental medical retiree insurance plan and a prescription drug benefit plan for the remainder of their lives, or will be provided with other substantially similar coverage at no cost to either of them.

Upon termination of an Executive’s employment without cause (as defined in the Agreements) or if the Executive terminates voluntarily under specified circumstances that constitute good reason (as defined in the Agreements), the Executive will be entitled to the base salary and incentive compensation and the value of all employee benefits that would have been provided for the remaining term of the Agreement had the Executive’s employment not terminated.  Such amounts would be paid in a lump sum payment.  In addition, the Executive will be entitled to participate in any life insurance, non-taxable medical, health, or dental arrangement, subject to the same premium contribution until the earlier of his death, his re-employment, or the expiration of the remaining term of the Agreement.  In certain circumstances, a lump sum payment approximately equal to the cost of such benefits may be provided in lieu of such welfare benefits.  In the event of a change in control, followed by the Executive’s dismissal or resignation under circumstances that constitute good reason, the Executive will be entitled to the greater of the payments set forth above or three times his average annual compensation over the last five years, payable in a lump sum, plus, continued welfare benefits either provided under the Company plans for a period of up to 36 months or by payment of a cash lump sum payment equal to the cost of providing such benefits for 36 months.  In addition, any memberships or automobile use shall be continued during the remaining unexpired term of the Agreement. Payments made or benefits provided by the Bank under the Bank’s Agreements will be subtracted from any amounts or benefits due simultaneously to the Executives under similar provisions of the Company Agreements.

Upon any termination of employment that would entitle a severance payment (other than a termination in connection with a change in control), each Executive will be required to adhere to a one-year non-competition provision.

The foregoing description of the Agreements with Messrs. Sullivan, Jr., Leetch, Jr., Gavin and Lake is qualified in its entirety by reference to the Agreements that are attached as Exhibits 10.1 through 10.4 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Amended and Restated Voluntary Deferred Compensation and Supplemental Employee Stock Ownership Plan for Executives.  On September 21, 2010, the Company and the Bank adopted the Peoples Federal Bancshares, Inc. and Peoples Federal Savings Bank Amended and Restated Voluntary Deferred Compensation and Supplemental Employee Stock Ownership Plan for Executives (the “Plan”) primarily to add a supplemental employee stock ownership plan feature to the deferred compensation plan that was initially adopted by the Bank as of January 1, 2006 and amended as of December 18, 2008.  Executives of the Company and the Bank who are selected by the Committee administering the Plan are eligible to participate in the Plan.  Under the “deferral portion” of the Plan, eligible executives of the Bank and the Company may defer a portion of their compensation and receive such amounts at a later date.  Participants will be fully vested in all amounts in their deferral accounts at all times.  Under the “Supplemental ESOP” portion of the Plan, the accounts of eligible executives of the Bank and the Company will be credited with amounts equal to the contributions which are not accrued or credited to such executives’ accounts under the Peoples Federal Savings Bank Employee Stock Ownership Plan (“ESOP”) due to the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended.  The Supplemental ESOP benefit will be deemed to be invested in accordance with the ESOP participant’s investment elections made available by the Committee under the Plan.  Participants in the Supplemental ESOP will be vested in their Supplemental ESOP account to the same extent they are vested in the ESOP.  Payments of benefits under the Plan will commence upon a fixed date selected by the participant at the time of deferral, in one of the following forms: lump sum; installments; annuity; or a designated dollar amount or a percentage of the participant’s account, with the remainder of the amount to be distributed commencing at such other date selected by the participant at the time of deferral.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan that is attached as Exhibit 10.5 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

Exhibit Number	Description

Exhibit 10.1	Employment Agreement with Mr. Sullivan, Jr. dated September 21, 2010

Exhibit 10.2	Employment Agreement with Mr. Leetch, Jr. dated September 21, 2010

Exhibit 10.3	Employment Agreement with Mr. Gavin dated September 21, 2010

Exhibit 10.4	Employment Agreement with Mr. Lake dated September 21, 2010

Exhibit 10.5
Peoples Federal Bancshares, Inc. and Peoples Federal Savings Bank Amended and Restated Voluntary Deferred Compensation and Supplemental Employee Stock Ownership Plan for Executives dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEOPLES FEDERAL BANCSHARES, INC.
DATE: September 23, 2010	By:	/s/ Maurice H. Sullivan, Jr.
Maurice H. Sullivan, Jr.